EXHIBIT 4.3

                          MINNESOTA SECRETARY OF STATE
                     AMENDMENT OF ARTICLES OF INCORPORATION

BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME:  (List the name of the company prior to any desired name change)

         Angeion Corporation
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This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

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The following amendment(s) of articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 1.)

                                   ARTICLE 3.1

         The corporation shall have the authority to issue an aggregate of fifty million (50,000,000) shares of Common Stock, each with $.01 par value. Such shares shall be designated as this corporation's "Common Stock."



This amendment has been approved pursuant to MINNESOTA STATUTES 302A OR 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject tot he penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

                                               /s/ David L. Christofferson
                                             (Signature of Authorized Person)

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INSTRUCTIONS                                           FOR OFFICE USE ONLY

1.   Type or print with black in.
2.   A Filing Fee of:  $35.00, made payable             STATE OF MINNESOTA
     to the Secretary of State.                        DEPARTMENT OF STATE
3.   Return completed forms to:
                                                         FILED SEP 02 1997
             Secretary of State                      /S/ JOAN ANDERSON GROWE
             180 State Office Building                  SECRETARY OF STATE
             St. Paul, MN  55155-1299
             (612) 296-2803